EXHIBIT 11

                                    UGLY DUCKLING CORPORATION
                        SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE
                           (in thousands, except per share amounts)

                                                              Three Months ended March 31,
                                                       ---------------------------------------------
                                                              1997                   1996
                                                       ---------------------  ----------------------
                                                                   Fully                  Fully
                                                       Primary     Diluted    Primary     Diluted
                                                       ----------  ---------  ----------  ----------

Net earnings                                           $    3,262      3,262      1,065       1,065

Preferred dividends                                            --         --       (300)       (300)
                                                       ----------  ---------  ----------  ----------

Net earnings available to common
   shares                                              $    3,262      3,262        765         765
                                                       ==========  =========  ==========  ==========


Earnings per common share                              $     0.20       0.20       0.13        0.13
                                                       ==========  =========  ==========  ==========


Weighted average common shares outstanding                 15,904     15,904      5,522       5,522

Common equivalent shares outstanding
  using the treasury stock method                             675        675        370         370
                                                       ----------  ---------  ----------  ----------

Weighted average common and common
  equivalent shares outstanding                            16,579     16,579      5,892       5,892
                                                       ==========  =========  ==========  ==========